Exhibit 5.1

March 18, 2011

Quark Pharmaceuticals, Inc.
6501 Dumbarton Circle
Fremont, CA  94555

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Quark Pharmaceuticals, Inc., a California corporation (the “Company”), of a Registration Statement on Form S-1 No. 333-169584 (the “Registration Statement”) and a related prospectus (the “Prospectus”) with the U.S. Securities and Exchange Commission covering the public offering of up to 45,000 units and, if the additional allotment option described in the Registration Statement is exercised, up to an additional 6,750 units, (together, the “Units”) with each Unit consisting of 100 shares of the Company’s common stock, par value, $0.001 per share (the “Shares”), and 50 warrants (each, a “Warrant” and collectively, the Warrants”), with each Warrant exercisable for one share of common stock (the “Warrant Shares”), plus up to 258,750 additional Warrants issuable as compensation to the distributors in the public offering.  The Units, the Shares, the Warrants and Warrant Shares are referred to herein collectively as the “Securities”.  All of the Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and Prospectus, (b) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of California and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of California.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  With regard to our opinion regarding the Warrant Shares to be issued upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the deed of allotment for the Warrants has been duly executed and delivered by the Company and duly delivered to the purchasers thereof or nominee warrant holders on behalf of such purchasers against payment therefor, the Warrants, when issued and sold as described in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, as described in the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley llp

By:  /s/ Michael E. Tenta
              Michael E. Tenta